EXHIBIT 21.1


                                 Subsidiaries of

                      Fair, Isaac and Company, Incorporated


Name of Company and                               Jurisdiction of
Name under which it                               Incorporation or
Does Business                                     Organization
============================================      ==============================

     Fair, Isaac International                             California
     Corporation(1)

     Fair, Isaac International                             California
     Germany Corporation(2)

     Fair, Isaac International                             California
     Canada Corporation(2)

     Fair, Isaac International                             California
     UK Corporation(2)

     Fair, Isaac International                             California
     Japan Corporation(2)

     Fair, Isaac International Ltd(2)                      England

     Fair, Isaac International                             California
     France Corporation(2)

     Fair, Isaac International                             California
     Mexico Corporation(2)

     Fair, Isaac UK Limited(2)                             England

     Fair, Isaac International, S. A.(3)                   Monaco


(1)      100% owned by Fair, Isaac and Company, Incorporated.

(2)      100% owned by Fair, Isaac International Corporation.

(3)      100%  owned  by  Fair,  Isaac  International   Corporation  except  for
         qualifying shares.